SUBITEM 77E
 LEGAL PROCEEDINGS

Since October 2003
 Federated and related
entities collectively
Federated and various
Federated funds Funds
have been named as
defendants in several
 class action lawsuits
now pending in the United
States District Court
for the District of
Maryland The lawsuits were
purportedly filed on behalf
 of people who purchased
owned andor redeemed shares
 of Federatedsponsored
 mutual funds during specified
periods beginning
November 1 1998 The suits
are generally similar in
 alleging that Federated
engaged in illegal and
improper trading
practices including market
 timing and late trading
in concert with certain
 institutional traders
 which allegedly caused
financial injury to the
mutual fund shareholders
These lawsuits began to be
filed shortly after Federateds
 first public announcement that
 it had received requests
for information on shareholder
 trading activities in the Funds
 from the SEC the Office of the
New York State Attorney General
NYAG and other authorities
 In that regard on
 November 28 2005 Federated
announced that it had reached
 final settlements with the
 SEC and the NYAG with respect
 to those matters Specifically
the SEC and NYAG settled
proceedings against three
 Federated subsidiaries involving
undisclosed market timing
 arrangements and late
 trading The SEC made
findings that Federated
Investment Management Company
 FIMC
an SECregistered investment
adviser to various Funds
 and Federated Securities
 Corp an SECregistered
brokerdealer and distributor
 for the Funds violated
provisions of the Investment
 Advisers Act and Investment
Company Act by approving but
not disclosing three market
timing arrangements or the
 associated conflict of
 interest between FIMC
and the funds involved in
 the arrangements either
 to other fund shareholders
 or to the funds board
 and that Federated
 Shareholder Services
 Company formerly an
SECregistered transfer agent
 failed to prevent a customer
 and a Federated employee
from late trading in violation
 of provisions of the Investment
 Company Act The NYAG
found that such conduct violated
 provisions of New York State
law Federated entered into the
settlements without admitting
or denying the regulators
 findings As Federated
previously reported in
2004 it has already paid
approximately 8 million
 to certain funds as determined
by an independent consultant
 As part of these settlements
Federated agreed to pay
disgorgement and a civil
 money penalty in the
aggregate amount of an
additional 72 million and
 among other things agreed
that it would not serve as
investment adviser to any
registered investment company
unless i at least 75% of the
funds directors are independent
 of Federated ii the chairman
 of each such
fund is independent of Federated
iii no action may be taken by
 the funds board or any committee
 thereof unless approved by a
majority of the independent
trustees of the fund or
committee respectively and
 iv the fund appoints a
senior officer who reports to the
independent trustees and is
responsible for monitoring
compliance by the fund with
 applicable laws and fiduciary
 duties and for managing
the process by which management
 fees charged to a fund are
approved The settlements are
 described in Federateds
 announcement which along with
 previous press releases and
related communications on
those matters is available
in the About Us section of
Federateds website at
 FederatedInvestorscom
Federated and various Funds
 have also been named as
 defendants in several
additional lawsuits the
majority of which are now
pending in the United States
 District Court for the
Western District of
 Pennsylvania alleging
among other things excessive
 advisory and Rule 12b1
fees
The board of the Funds
has retained the law firm
of Dickstein Shapiro LLP
 to represent the Funds
 in these lawsuits Federated
and the Funds and their
respective counsel are
reviewing the allegations
and intend to defend this
litigation Additional lawsuits
based upon similar
allegations may be filed in
the future The potential
 impact of these lawsuits
all of which seek unquantified
 damages attorneys fees and
expenses and future potential
 similar suits is uncertain
 Although we do not believe
 that these lawsuits will
have a material adverse effect
on the Funds there can be
 no assurance that these suits
 ongoing adverse publicity andor
 other developments resulting
 from the regulatory
investigations will not result
in increased Fund redemptions
 reduced sales of Fund shares
or other adverse consequences
for the Funds